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                                                                   EXHIBIT 10.11


                          TECHNICAL SERVICES AGREEMENT

                           MADE AND ENTERED INTO AS OF

                                  MAY 22, 2000

                                     BETWEEN

                                  VELOCOM INC.

                                       AND

                              VESPER SAO PAULO S.A.


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                                TABLE OF CONTENTS

1. DEFINITIONS .............................................................    4
2. SUPPLY OF SERVICES ......................................................    8
  2.1  SUPPLY OF SERVICES AND CONSULTANTS ..................................    8
  2.2  RFS .................................................................    8
  2.3  VELOCOM PROPOSAL ....................................................    8
  2.4  RFS ORDER ...........................................................    8
  2.5  SUPPLY OF CONSULTANTS ...............................................    8
  2.6  CANCELLATION OF AN RFS ORDER ........................................    9
  2.7  QUALIFICATIONS OF CONSULTANTS .......................................    9
  2.8  AUTHORIZED REPRESENTATIVE ...........................................    9
  2.9  EMPLOYMENT RELATIONSHIP .............................................    9
  2.10 DEGREE OF CARE ......................................................    9
  2.11 RIGHT OF INSPECTION AND RECALL ......................................   10
  2.12 DISCIPLINE AND DISMISSAL ............................................   10
  2.13 COSTS TO DATE OF RECALL .............................................   10
  2.14 SUBSTITUTE CONSULTANT ...............................................   10
  2.15 INSURANCE ...........................................................   10
  2.16 SOFTWARE AND LICENSE COSTS ..........................................   11
  2.17 DELIVERABLES ........................................................   11
  2.18 THIRD PARTY SERVICES AND GOODS ......................................   11
  2.19 PROJECT REVIEW COMMITTEE ............................................   11

3. COSTS ...................................................................   12
  3.1  COSTS ...............................................................   12
  3.2  PAYMENT BY VESPER ...................................................   12
  3.3  EXAMINATION OF COSTS BY VESPER ......................................   12
  3.4  PRIOR COSTS .........................................................   12

4. TAXES ...................................................................   13
  4.1  PAYMENTS FREE AND CLEAR OF TAXES ....................................   13
  4.2  TAX PAYMENTS BY VESPER ..............................................   13
  4.3  REIMBURSEMENT BY VESPER .............................................   13
  4.4  STAMP DUTIES, DOCUMENTARY TAXES AND LEVIES ..........................   13
  4.5  TAX STRUCTURE .......................................................   13

5. PAYMENT TERMS ...........................................................   14
  5.1  INVOICES ............................................................   14
  5.2  INTEREST ............................................................   14
  5.3  CURRENCY ............................................................   14

6. DELIVERABLES AND INTELLECTUAL PROPERTY ..................................   14
  6.1  OWNERSHIP ...........................................................   14
  6.2  NO TRANSFER OF RIGHTS ...............................................   14
  6.3  PROVISION OF SIMILAR SERVICES BY VELOCOM ............................   15
  6.4  ENHANCEMENTS ........................................................   15
  6.5  LICENSE TO USE DELIVERABLES AND ENHANCEMENTS ........................   15

7. CONFIDENTIAL INFORMATION ................................................   15
  7.1  CONFIDENTIALITY OBLIGATION ..........................................   15
  7.2  USE OF CONFIDENTIAL INFORMATION .....................................   16
  7.3  FURTHER UNDERTAKINGS ................................................   16
  7.4  NON-CONFIDENTIAL INFORMATION ........................................   16
  7.5  COMPELLED DISCLOSURE ................................................   16
  7.6  RETURN OF INFORMATION ...............................................   17

8. LIABILITY ...............................................................   17
  8.1  DEGREE OF CARE ......................................................   17
  8.2  INDEMNIFICATION .....................................................   17
  8.3  DIRECT DAMAGES ......................................................   18

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
9.  ADDITIONAL RESPONSIBILITIES OF THE PARTIES .............................   18
  9.1  ADDITIONAL RESPONSIBILITIES OF VESPER ...............................   18
  9.2  ADDITIONAL RESPONSIBILITIES OF VELOCOM ..............................   18

10. FORCE MAJEURE ..........................................................   18
  10.1 NO DEFAULT OR LIABILITY .............................................   18
  10.2 NOTICE ..............................................................   19

11. TERM AND TERMINATION ...................................................   19
  11.1 TERM ................................................................   19
  11.2 TERMINATION BY VELOCOM ..............................................   20
  11.3 TERMINATION BY VESPER ...............................................   20
  11.4 COSTS INCURRED PRIOR TO TERMINATION .................................   21
  11.5 TERMINATION WITHOUT PREJUDICE TO OTHER RIGHTS .......................   21
  11.6 NO RELEASE OF LIABILITY .............................................   21

12. ASSIGNMENT .............................................................   21

13. WAIVER .................................................................   22
  13.1 FAILURE TO EXERCISE NOT TO OPERATE AS WAIVER ........................   22
  13.2 WAIVER IN WRITING ...................................................   22
  13.3 NO DEEMED WAIVER ....................................................   22

14. NOTICES ................................................................   22

15. GOVERNING LAW ..........................................................   23

16. DISPUTE RESOLUTION .....................................................   23
  16.1 PROCEDURE ...........................................................   23
  16.2 ARBITRATION .........................................................   23

17. ORAL EXPLANATION: AMENDMENTS ...........................................   24

18. NON-SOLICITATION .......................................................   24

19. SEVERABILITY ...........................................................   24

20. LANGUAGE ...............................................................   24

21. RELATIONSHIP OF THE PARTIES ............................................   25

22. RIGHTS AND REMEDIES ....................................................   25

23. COUNTERPARTS ...........................................................   25

24. FURTHER ASSURANCES .....................................................   25

25. CONSENTS ...............................................................   25

26. EXPENSES ...............................................................   25

27. THIRD-PARTY BENEFICIARIES ..............................................   25

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TECHNICAL SERVICES AGREEMENT made and entered into as of May 22, 2000 between
Velocom Inc. ("VELOCOM"), a corporation organized under the laws of the State of Delaware, United States of America, having its principal office at 6400 South Fiddlers Green Circle, Suite 710, Englewood, State of Colorado, United States of America 80111, and Vesper Sao Paulo S.A. ("VESPER"), a sociedade anonima organized under the laws of Brazil, having its registered office at Av. das Nacoes Unidas, no. 4,777, 12nd floor, in the city and state of Sao Paulo, Brazil, registered with the Brazilian Registry of Legal Entities (CNPJ) n(o) 02.629.188/0001-67 (each a "PARTY" and collectively the "PARTIES").

WHEREAS Vesper has been awarded a regional operating license (the "LICENSE") to provide fixed telephone services in the State of Sao Paulo of Brazil (the "TERRITORY") and has entered into an agreement with the Brazilian Government setting out the terms of authorization in respect thereof;

WHEREAS Velocom has acquired certain experience, Know-How (as defined herein), Intellectual Property (as defined herein), trained personnel and other capabilities in respect of high technology telecommunications engineering, information technology and other matters related to the implementation, expansion, enhancement, operation and maintenance of telecommunications systems and services;

WHEREAS Velocom has been providing Consultants (as defined herein) that are rendering certain Services (as defined herein) to facilitate the transfer of Know-How to Vesper since July 30, 1999, up to the date of execution of this Agreement ("Initial Term"); and

WHEREAS the Parties desire to enter into this Agreement for the purpose of continuing to make available to Vesper and its employees such Consultants (as defined herein) and such Services (as defined herein),

NOW, THEREFORE, the Parties hereto agree as follows:


1.   DEFINITIONS

In this Agreement, unless the context otherwise requires, the following terms shall have the meaning set opposite, namely:



     "AFFECTED      has the meaning ascribed thereto in Section 10.2;
     PARTY"

     "AGREEMENT"    This Agreement, including its recitals and Schedules,
                    as amended from time to time;

     "BUSINESS DAY" Any day on which banks in Sao Paulo, Brazil, and Denver,
                    Colorado, USA, are authorized or required by law to be open to transact business;

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    "BUSINESS"      means the provision by Vesper of switched, fixed
                    telecommunications services in the Territory pursuant to the License;

    "COMMITTEE"     Has the meaning ascribed thereto in Section 2.19;


    "CONFIDENTIAL   Any information, material and data of a confidential nature
    INFORMATION"    furnished orally, in any written, graphic, electronic,
                    magnetic or other tangible form including (but not limited to) technical, financial and business information and models, names of customers or partners (whether potential or existing), proposed business deals, corporate strategies, reports, plans, market and/or financial projections and other data, of or relating to a Party, other than the information listed in Section 7.4;

    "CONSULTANT(S)" Person provided by Velocom to render Services to Vesper under this Agreement who is individually present in Brazil for a period or periods not exceeding six (6) months in any calendar year, provided that such period or periods may be extended by Vesper with the prior consent of the Consultant and Velocom, which consent shall not unreasonably be withheld or delayed by Velocom;

    "COSTS"         has the meaning ascribed thereto in Section 3.1;

    "DELIVERABLES"  Any written summary of results or recommendations or any other data or data files, information or materials whether in written, electronic or magnetic form, provided to Vesper pursuant to the Services (as hereinafter defined) performed under this Agreement, excluding all software or software licenses, unless purchased by Vesper.

    "ENHANCEMENTS   Has the meaning ascribed thereto in Section 6.4;

    "FORCE MAJEURE" Has the meaning ascribed thereto in Section 10.1;

    "INDEMNIFIED    Has the meaning ascribed thereto in Section 8.2;
     PERSON"

    "INITIAL TERM"  Has the meaning ascribed thereto in the preamble

    "INTELLECTUAL   Means patents, copyrights, designs, know-how and other
     PROPERTY"      intellectual property rights which are protectable by law, whether registered or unregistered and including applications for any of the same;


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   "KNOW-HOW"       Means all technical knowledge, information and expertise of
                    Velocom in respect of high technology telecommunications engineering, information technology and other matters related to the implementation, expansion, enhancement, operation and maintenance of telecommunications operations and services, including but not limited to, processes, techniques, methods, products, data and compositions;

   "LICENSE"        Has the meaning ascribed thereto in the recitals;

   "LOSSES"         Has the meaning ascribed thereto in Section 8.2;

   "VESPER" Has the meaning ascribed thereto in the introductory paragraph;

   "OVERHEAD        Has the meaning ascribed thereto in Section 3.1;
   RECOVERY
   COSTS"

   "PARTY(IES)"     Has the meaning ascribed thereto in the introductory
                    paragraph;

   "PERSON(S)"      Includes, without limitation, any individual, firm, company, association, partnership, joint venture, trust, investment company, pension fund or investment fund, or other entity, or any government or any ministry, department or agency thereof;

   "PRIOR COSTS"    Has the meaning ascribed thereto in Section 3.4;

   "RECEIVING       Has the meaning ascribed thereto in Section 7.1;
   PARTY"

   "REPRESENTATIVE" Means with respect to each Party, any authorized director, officer, employee, consultant, advisor or agent of such Party;

   "RFS ORDER"      Has the meaning ascribed thereto in Section 2.4;

   "RFS"            Has the meaning ascribed thereto in Section 2.2;

   "RULES"          Has the meaning ascribed thereto in Section 16.1(b);


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    "SERVICES"      Means such services to be provided by Velocom to Vesper
                    through the Consultants relating but not limited to: (i) financial consulting and planning; (ii) strategic and business planning; (iii) corporate development activities including assistance in contract negotiations; (iv) consulting assistance in procurement and selection of system hardware; (v) human resources consulting; (vi) regulatory matters; (vii) sales and marketing strategy; (viii) customer services; (xi) financial reporting and accounting services; and (x) transfer to Vesper of Know-How and Technical Data.

    "SHAREHOLDERS"  Has the meaning ascribed thereto in Section 6.5;

    "TAXES"         Has the meaning ascribed thereto in Section 4.1;

    "TECHNICAL      Means, technological developments, specifications,
    DATA"           documentation, instructions, technical reports and similar information relating to the expansion, enhancement, operation and maintenance of telecommunications operations and services;

    "TERM"          has the meaning ascribed thereto in Section 11.1; and

    "TERRITORY"     has the meaning ascribed thereto in the recitals.

    "VELOCOM GROUP  includes, without limitation, any individual, firm,
    COMPANY" corporation, company, joint venture, association, trust, partnership or other entity, now or hereafter existing, that directly or indirectly controls, is controlled by or is under common control with, Velocom. For the purposes of this definition "CONTROL" shall mean that one entity holds or is beneficially entitled to, hold, directly or indirectly, other than by way of security interest only, more than twenty-five percent (25%) of the voting rights of the other entity and "CONTROLLED" has a corresponding meaning;


    "VELOCOM        has the meaning ascribed thereto in Section 6.1;
    PROPRIETARY
    RIGHTS"

    "VELOCOM"       has the meaning ascribed thereto in the introductory
                    paragraph;



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The singular includes the plural and vice versa. Reference to one gender includes reference to the other gender.

References herein to Sections and Schedules shall be taken as referring to Sections and Schedules to this Agreement. Headings to Sections are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

2.   SUPPLY OF SERVICES

     2.1  SUPPLY OF SERVICES AND CONSULTANTS

     Subject to the terms and conditions of this Agreement, Velocom shall provide from time to time Services and Consultants as shall be reasonably requested by Vesper by an authorized Representative designated in accordance with Section 2.8.

     2.2  RFS

     To request Services and Consultants under this Agreement, Vesper shall submit a request for services (an "RFS") substantially in the form of Schedule A, specifying the Services required, estimating the number of Consultants needed to perform such Services and including such other information as set out in Schedule A. Velocom agrees to use reasonable efforts to meet any reasonable RFS submitted by Vesper.

     2.3  VELOCOM PROPOSAL

     As soon as reasonably possible from the receipt by Velocom of the RFS but in no event later than fifteen (15) days from such receipt, Velocom shall provide Vesper with a proposal to supply the Consultants required to perform the requested Services, along with an estimate of: (i) the costs of supplying such Consultants; and (ii) the timeline for providing such Consultants.

     2.4  RFS ORDER

     The Parties shall jointly determine and agree upon: (i) the name of each Consultant to be provided by Velocom to Vesper; (ii) the costs associated to each Consultant in accordance with Schedule B; (iii) the date of commencement of each Consultant; (iv) the duration of the Services to be provided by such Consultant; (v) the location(s) in which the Services are to be performed by such Consultant; and (vi) any other terms and conditions relating to the Services and Consultants as agreed to by the Parties. The above agreement shall be evidenced in an RFS order ("RFS ORDER") substantially in the form of Schedule C. A separate RFS Order shall be executed for each Consultant provided by Velocom to Vesper.

     2.5  SUPPLY OF CONSULTANTS

     Velocom shall supply each Consultant in accordance with the relevant RFS Order. In the event a Consultant is unable to commence providing Services to Vesper in accordance with the time schedule set out in the relevant RFS Order due to circumstances and/or events that are within Velecom's



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     control, Vesper shall have the option to cancel, at no cost, such RFS Order and Velocom shall pay to Vesper any direct costs incurred by Vesper as a direct result of Velocom's failure to provide the Consultant pursuant to the terms and conditions of the RFS Order. Notwithstanding Section 2.6, Vesper may also cancel, at no cost, any RFS Order in the event a Consultant is unable to commence providing Services to Vesper in accordance with the time schedule set out in the relevant RFS Order due to circumstances and/or events that are out of Velocom's control.

     2.6  CANCELLATION OF AN RFS ORDER

     Vesper retains the right, upon written notice to Velocom to cancel any RFS Order (whether or not the Consultant has actually commenced providing Services) in which case, Vesper shall pay for: (i) the Costs, if any, associated to the Services actually performed by Velocom up to the date of cancellation; (ii) Velocom's reasonably incurred demobilization costs, if any, resulting from such cancellation; and (iii) any other direct costs incurred by Velocom as a direct result of the cancellation of the RFS Order by Vesper.

     2.7  QUALIFICATIONS OF CONSULTANTS

     All Consultants supplied by Velocom shall be qualified and shall have substantial experience performing the tasks (or substantially similar tasks) for which such Consultants would be engaged by Velocom for Vesper. Velocom shall use its reasonable efforts to make available to Vesper the best individuals available for the Services requested.

     2.8  AUTHORIZED REPRESENTATIVE

     Velocom shall designate on the date hereof one or more of its senior employees from its headquarters as the Representative(s) to whom all inquiries are to be directed and with whom questions involving Consultants and Services are to be coordinated. Velocom may change its designation(s) in this respect by notice in writing to Vesper at any time. Vesper shall also designate on the date hereof, one or more of its senior employees as its authorized Representative(s) to request and coordinate Services from Velocom. Vesper may change its designation(s) in this respect by notice in writing to Velocom at any time. Costs relating to personnel designated under this Section 2.8 and their activities shall be for the account of the designating Party.

     2.9  EMPLOYMENT RELATIONSHIP

     Each Consultant supplied to Vesper under this Agreement shall (as the case may be) remain the consultant, agent, independent contractor or employee of Velocom (or any Velocom Group Company or third party, as the case may be).

     2.10 DEGREE OF CARE

     Vesper shall exercise the same degree of care in respect of each Consultant as with employees of Vesper and, in any event, no less than the degree of care required by any applicable laws of Brazil. Nothing is this Agreement


                                                                          Page 9

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     shall require Vesper to pay or provide any employee benefits or other payments required to be paid by Vesper to its employees under applicable Brazilian law.

     2.11 RIGHT OF INSPECTION AND RECALL

     Velocom shall have the right, upon reasonable notice, to inspect during normal business hours the working environment of any Consultant. Velocom may recall any Consultant after consultation and reasonable notice to Vesper if it reasonably determines that the working environment of such Consultant does not comply with Brazilian laws (including without limitation health and safety laws) or reasonable business practices.

     2.12 DISCIPLINE AND DISMISSAL

     Velocom shall retain the right to discipline and dismiss any Consultant for cause (after consultation with Vesper; provided that such dismissal does not adversely affect Vesper's business) and Vesper shall not and shall not purport to exercise any such right, provided that at any time Vesper may require Velocom to discipline and/or recall, on a permanent or temporary basis, any Consultant and, as an immediate measure pending discussions with Velocom and any recall, may require that a Consultant leave any premises owned or occupied by Vesper if Vesper in its reasonable discretion believes that the Consultant has committed any act or omission which would entitle Vesper to dismiss such Consultant had he or she been employed by Vesper (including the inability to adequately perform his or her duties) or if Vesper, in its reasonable discretion, believes that such Consultant has conducted himself or herself in a manner which is contrary to or otherwise not in the best interests of Vesper. Vesper shall provide Velocom with all reasonable assistance as is necessary to enable the disciplinary process of Velocom to operate in respect of any Consultant.

     2.13 COSTS TO DATE OF RECALL

     Costs accrued to the date of recall shall be payable in accordance with
     Section 3.1 and Costs accrued after such date shall be for the account of Velocom except for any agreed upon portion of the Consultant's reasonable de-mobilization costs assumed by Vesper.

     2.14 SUBSTITUTE CONSULTANT

     If any Consultant ceases to provide Services to Vesper prior to the completion of the term provided for in the relevant RFS Order or if any such Person is unable due to illness, accident or other incapacity to perform his or her duties, or if Velocom dismisses or recalls such Consultant in accordance with Sections 2.11 or 2.12, Velocom shall, if requested by Vesper, at its sole cost and expense, provide a substitute for such Person in accordance with the RFS procedures set out in Section 2.2.

     2.15 INSURANCE

     Vesper shall ensure that all Consultants are insured, to the extent insurance is available at reasonable cost, in the same manner as its own


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     employees in comparable positions against property damage and personal injury arising while any Consultant is attending at the premises or other facilities of Vesper pursuant to this Agreement.

     2.16 SOFTWARE AND LICENSE COSTS

     The Consultants provided hereunder shall bring and use, at no cost to Vesper, the analytical tools, including, analytical software (and appropriate hardware when required), needed to perform the Services. However, to the extent that software owned by Parties other than Velocom, including specialized software, is required by Vesper or any Consultant (subject to Vesper's prior written approval) to provide the Services and for which licenses need to be issued in the name of Vesper, the cost for such licenses shall be paid directly by Vesper to the software supplier.

     2.17 DELIVERABLES

     The Deliverables developed by the Consultants for Vesper shall be memorialized in written, graphic, electronic, magnetic or other tangible form to allow Vesper to use the Deliverables after the departure of the Consultants, such use to be subject to the rights of any Party other than Velocom in any Deliverable or software which supports any Deliverable with respect to which Vesper may need to acquire a license and Velocom undertakes to cooperate with Vesper with respect to such acquisition (including the acquisition of software pursuant to the foregoing paragraph). The Deliverables delivered under this Agreement shall function prior to, during, and after the calendar year 2000 without any service-affecting problems.

     2.18 THIRD PARTY SERVICES AND GOODS

     In the event that Vesper believes that any specific technical assistance, software or hardware should be provided by a Third party, Vesper may request Velocom's assistance in engaging, and monitoring such Third party's services or provision of goods. In particular, Velocom shall, on Vesper's request, monitor the customization process of any third party software.

     2.19 PROJECT REVIEW COMMITTEE

     A project review committee (the "COMMITTEE") composed of two designees from Velocom and two designees from Vesper shall be set up to review on a monthly basis the resource needs of Vesper and any difficulties which may arise under this Agreement. Meetings of the Committee may be held in person or by conference call. Vesper shall ensure that Velocom is given through the Committee or otherwise, on a timely basis, any information with respect to the business of Vesper which may be relevant to or necessary for the performance of Services by Velocom or the Consultants hereunder.


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3.   COSTS

     3.1  COSTS

     Vesper shall pay to Velocom such amount as is equivalent to the reasonable and documented costs agreed to in each RFS Order of providing the Services and Consultants to Vesper plus overhead recovery costs (the "OVERHEAD RECOVERY COSTS") of fifteen per cent (15%) of such costs (collectively, the "COSTS"). Attached as Schedule D hereto is an estimate by the Parties of the amount of the Costs to be incurred throughout the Term.

     3.2  PAYMENT BY VESPER

     Vesper may at its option, upon notification to Velocom, pay directly to the Consultants or on behalf of the Consultants various local expenses (in amounts not to exceed those which Velocom would otherwise reimburse) such as accommodation, travel or per-diem, in which case reimbursement to Velocom will not apply for such expenses paid directly by Vesper.

     3.3  EXAMINATION OF COSTS BY VESPER

     Vesper shall have the right at reasonable times on reasonable notice during usual business hours, and at its sole cost and expense (except that if discrepancies are found in any such audit that exceed 10% of the total amount of Costs reimbursed during the period subject to such audit, all costs and expenses of such audit shall be borne by Velocom), to audit, examine and make copies and extracts from the books and records of Velocom relating to all Costs for which reimbursement is sought under this Agreement. Such right may be exercised by Vesper through any agent, employee or independent auditor designated by Vesper. Such information shall be treated in accordance with the provisions of Section 7.

     3.4  PRIOR COSTS

     The Parties acknowledge that Costs (the "PRIOR COSTS") were incurred by or on behalf of Velocom for the benefit of Vesper for the period of the Initial Term. Attached as Schedule E is an estimate of all such Prior Costs incurred by or on behalf of Velocom on or prior to March 31, 2000. Vesper shall have the opportunity to review and approve all such Prior Costs. The Parties may, within thirty (30) days from the execution, discuss such amounts and agree on the revised amount.


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4.       TAXES

         4.1      PAYMENTS FREE AND CLEAR OF TAXES

         All amounts payable hereunder by Vesper to Velocom shall be paid by Vesper free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Velocom's net income, assets or capital by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

         4.2      TAX PAYMENTS BY VESPER

         Should any Taxes be levied on Velocom by the Brazilian tax authorities, payment for such Taxes shall be the responsibility of and be paid by Vesper directly to the appropriate tax authority on behalf of Velocom unless contested in good faith by Vesper, and these payments by Vesper shall not reduce the amounts payable to Velocom pursuant to this Agreement. Within thirty (30) days after the date of any payment of Taxes, Vesper shall furnish to Velocom, at its address referred to in
         Section 14, the original receipt of payment thereof or a certified copy of such receipt evidencing payment thereof.

         4.3      REIMBURSEMENT BY VESPER

         In the event that Velocom is required by law to make such payments for Taxes directly to the Brazilian tax authorities, Vesper shall, subject to Brazilian law, reimburse Velocom for such payments within thirty
         (30) days from the date of Velocom's invoice. Such reimbursement shall not be reduced by any Taxes and shall not reduce the amounts otherwise payable to Velocom pursuant to this Agreement.

         4.4      STAMP DUTIES, DOCUMENTARY TAXES AND LEVIES

         Vesper shall pay all stamp duties, documentary taxes, charges or similar levies imposed by the Brazilian tax authorities or any state or subdivision thereof that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

         4.5      TAX STRUCTURE

         The Parties shall jointly determine the most tax-efficient means of accomplishing the objectives of this Agreement. In the event that the Parties determine that a more tax efficient structure may be implemented, the Parties shall negotiate in good faith to amend this Agreement to implement such new structure as promptly as practicable.


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5.       PAYMENT TERMS

         5.1      INVOICES

         Velocom shall submit to Vesper on a monthly basis invoices for the Costs in U.S. dollars. Such invoices shall describe the Services provided and Costs incurred with supporting documentation as reasonably requested by Vesper to comply with accounting procedures and other requirements of Vesper as well as the place and manner of payment.

         5.2      INTEREST

         Unless disputed by Vesper in good faith, all Costs payable under this Agreement, if not paid within forty-five (45) Days of the date of the invoice shall bear interest on the outstanding amount(s) from the date of the invoice or their due date (whichever date is the latest) until paid at a rate per annum, compounded annually, equal to LIBOR plus two hundred (200) basis points.

         5.3      CURRENCY

         Unless otherwise agreed in writing between Velocom and Vesper and except for Costs paid directly by Vesper in accordance with Section 3.2, all compensation and all amounts owing under this Agreement shall be paid in full by Vesper in U.S. dollars to Velocom. All Costs incurred in currencies other than U.S. dollars shall be converted into U.S. dollars using the average of the appropriate Bank of Brazil closing exchange rates for the month in which the Costs were incurred.

6.       DELIVERABLES AND INTELLECTUAL PROPERTY

         6.1      OWNERSHIP

         Vesper shall own all right, title and interest in and to any Deliverable prepared by any Consultant and furnished to Vesper in connection with the provision of Services; provided that the foregoing right, title and interest shall not include: (i) methods, techniques and concepts and all related Intellectual Property of Velocom or any of the Velocom Group Companies and (ii) other materials previously created by Velocom or any Velocom Group Company (the "VELOCOM PROPRIETARY RIGHTS"), all of which shall be owned by Velocom or the relevant Velocom Group Company and shall be treated as confidential information pursuant to the provisions of Section 7. Velocom hereby grants Vesper a license to use such Velocom Proprietary Rights on a non-exclusive, perpetual and royalty free basis for the purpose of carrying on the Business. Vesper shall not have the right to assign this license to any other Person other than its affiliates, in accordance with the provisions hereof and subject to such affiliates being bound by the same undertaking not to assign this right.

         6.2      NO TRANSFER OF RIGHTS

         No term or condition in this Agreement shall be construed as involving software development or to be a transfer by Velocom, the Velocom Group

         Companies or Vesper of licenses, patents, trademarks or technology which could give rise to royalty payments. Any software development requested by Velocom or Vesper or any transfer of Intellectual Property rights shall be dealt with in separate agreements.

         6.3      PROVISION OF SIMILAR SERVICES BY VELOCOM

         Other than for such Persons competing directly with the Business, nothing in this Agreement shall prevent Velocom and/or any of the Velocom Group Companies from performing for others the same or similar Services as those provided hereunder, including providing the same or similar conclusions and recommendations.

         6.4      ENHANCEMENTS

         Any processes, concepts, techniques, uses, designs, applications, methods, improvements, enhancements and modifications directly based on or directly created using the Velocom Proprietary Rights (the "ENHANCEMENTS"), that are discovered or developed by or on behalf of Vesper shall be the exclusive property of Vesper.

         6.5      LICENSE TO USE DELIVERABLES AND ENHANCEMENTS

         Vesper hereby grants each of BCI and Qualcomm Incorporated (the "SHAREHOLDERS"), a license to use the Deliverables and Enhancements on a non-exclusive and royalty free basis as long as such Shareholder is a shareholder (directly or indirectly) of Vesper; provided, however that the use by a Shareholder of the Deliverables and Enhancements may continue if such use began prior to such Shareholder ceasing to be a shareholder (directly or indirectly) of Vesper. The Shareholders shall not have the right to assign this license to any other Person other than their affiliates, in accordance with the provisions hereof and subject to such affiliates being bound by the same undertaking not to assign this right. The Shareholders further agree that they (and their affiliates) shall not use the Deliverables and Enhancements in connection with a business that competes with the Business.

7.       CONFIDENTIAL INFORMATION

         7.1      CONFIDENTIALITY OBLIGATION

         Each Party (the "RECEIVING PARTY") shall for two (2) years from the date of receipt of Confidential Information from the disclosing Party, retain in confidence all such Confidential Information disclosed pursuant to activities carried on in providing the Services under this Agreement and shall treat such Confidential Information with the same degree of care as it employs for the protection of its own Confidential Information (and in any event, with reasonable care).

         7.2      USE OF CONFIDENTIAL INFORMATION

         The Receiving Party shall not, nor shall it permit any of its Representatives to, without the written consent of the other Party, use any Confidential Information of the other for any purpose other than the provision of Services hereunder, or disclose any Confidential Information of the other to any third party, except to its Representatives with a need to know for purposes of this Agreement or for the conduct of each Party's business, including any financing to the extent necessary to obtain such financing, and after such Representatives have been directed by the Receiving Party to treat such Confidential Information in accordance with the terms of this Section 7 and provided further that no Party shall use any such Confidential Information to the detriment of each other.

         7.3      FURTHER UNDERTAKINGS

         Each Party also agrees to enter into such further undertakings of confidentiality as may reasonably be required by the other Party.

         7.4      NON-CONFIDENTIAL INFORMATION

         Confidential Information shall not include any information that:

         (a) is or comes into the public domain other than as a result of a disclosure directly or indirectly by the Receiving Party in breach of this Agreement;

         (b) the Receiving Party can demonstrate was known to it prior to the disclosure thereof by the disclosing Party;

         (c) is or becomes generally available to such Receiving Party on a non-confidential basis from a source other than the disclosing Party, provided that such source is not known by such Receiving Party to be bound by any confidentiality obligation with respect to such information;

         7.5      COMPELLED DISCLOSURE

         This Section 7 shall not restrict the disclosure of any Confidential Information by either Party as required by law, the rules or orders of any recognized securities exchange, any court of competent jurisdiction, any governmental or regulatory authority, including any taxation authority or broadcasting or telecommunications or securities regulatory authority, but only after written notice of such disclosure requirement has been given, to the extent practicable, by such Party to the disclosing Party, (it being understood and agreed that only one such notice shall be required in respect of continuous disclosure requirements).

         7.6      RETURN OF INFORMATION

         Upon termination of this Agreement, each Party shall return all such Confidential Information to the other Party unless such Confidential Information is necessary for the conduct of the ongoing business of either Party. Notwithstanding termination of this Agreement, the confidentiality obligations of the Parties pursuant to this Section 7 shall continue for two (2) years after the disclosure of Confidential Information.

8.       LIABILITY

         8.1      DEGREE of CARE

         Velocom shall provide, and shall cause the Consultants to provide, all Services with reasonable care and skill and such Services shall be of a standard comparable to providers of similar types of services and Velocom shall and shall cause the Consultants to use reasonable commercial judgment and expertise provided that:

         (a) Velocom, the Velocom Group Companies and the Consultants shall not be liable on account of specific acts done or omitted to be done by the Consultants, Velocom or the Velocom Group Companies and their respective directors, officers, shareholders, employees, agents or contractors in good faith in accordance with or pursuant to the direction of Vesper; and

         (b) none of Velocom, any of Velocom Group Companies or the Consultants shall be liable to Vesper for any error of judgment or for any Loss suffered by Vesper in connection with the subject matter of this Agreement (howsoever any such Loss may have occurred) unless such Loss arises from negligence, bad faith, fraud, intentional misconduct or willful default in the performance or non-performance by Velocom (or any Velocom Group Company or the Consultants) of its obligations or duties under or pursuant to the terms of this Agreement.

         8.2      INDEMNIFICATION

         Vesper shall indemnify and hold harmless Velocom and the Velocom Group Companies and their respective directors, officers, shareholders, employees and agents (each an "INDEMNIFIED PERSON") against any claims, actions, proceedings, costs, charges, losses, damages, demands, liabilities and expenses (collectively "LOSSES") which may be brought by third parties against, suffered or incurred by any of such Indemnified Persons arising from or related to the performance of Velocom's, the Velocom Group Companies' or the Consultant's obligations or duties under or pursuant to the terms of this Agreement (including, without limitation, all reasonable legal and professional fees and other expenses incurred by such Indemnified Person in the defense of any claim, action or proceeding) except claims arising from negligence, bad faith, fraud, intentional misconduct or willful default in the performance or non-performance by Velocom of its obligations or duties under or pursuant to the terms of this Agreement. Velocom shall be entitled to defend itself against any such claim with the involvement of

         Vesper but shall not settle the same without the prior written consent of Vesper, such consent not to be unreasonably withheld or delayed.

         8.3      DIRECT DAMAGES

         Each Party shall be liable hereunder only for direct Losses incurred by the other and in no event shall either Party be liable for any consequential or indirect Losses for any breach of this Agreement.

9.       ADDITIONAL RESPONSIBILITIES OF THE PARTIES

         9.1      ADDITIONAL RESPONSIBILITIES OF VESPER

         In addition to its obligations under this Agreement, Vesper shall at no cost to Velocom:

         (a) provide all secretarial, office, telecommunications, and other business facilities reasonably required by the Consultants in Brazil for the performance of the Services;

         (b) use reasonable efforts to obtain, or assist Velocom from time to time in obtaining, the visas and/or work permits and such other necessary Brazilian government permissions required to enable the Consultants and their families to enter and work in Brazil and allow payment outside Brazil of the fees in connection thereto; and

         (c) register this Agreement and all of its subsequent amendments with the appropriate authorities (if legally required) and advise Velocom of the date of registration. Vesper will seek and obtain (if necessary) the approval of this Agreement by all relevant Brazilian authorities.

         9.2      ADDITIONAL RESPONSIBILITIES OF VELOCOM

         In addition to its obligations under this Agreement, Velocom shall:

         (a) cause the Consultants to perform the duties required under this Agreement in the manner set forth herein; and

         (b) use reasonable efforts to obtain, or assist the Consultants and Vesper from time to time in obtaining, the visas and/or work permits and such other necessary Brazilian government permissions required to enable the Consultants and their families to enter and work in Brazil and allow payment outside Brazil of the fees in connection thereto.

10.      FORCE MAJEURE

         10.1     NO DEFAULT OR LIABILITY

         Neither Party shall be in default or liable for any Loss resulting from delays in performance or from failure to perform or comply with terms of this Agreement due to any event, which event is beyond its reasonable control, was not caused by it and, which despite such Party's reasonable efforts, will result in a delay in the performance or compliance with any material term of this Agreement ("FORCE MAJEURE"), including but not limited to:

         (a) unusually severe weather, including lightning, storms, earthquakes, landslides, floods, washouts, volcanic eruptions and other acts of God;

         (b) fires, explosion and destruction, whether accidentally or intentionally caused and whether partial or complete, lack or failure of transportation facilities, epidemic, quarantine, labor disputes;

         (c) war, declared or undeclared, revolution, civil commotion, acts of public enemies, blockades, embargo, acts of civil disobedience, acts of civil or military authorities, acts stemming from governmental bodies, including courts and regulatory bodies; and

         (d) acts of government, including the imposition or exchange controls or currency restrictions.

         provided that the Party affected by such event has exercised reasonable measures, if feasible, to mitigate such delays or Losses.

         10.2     NOTICE

         The Party affected by such event (the "AFFECTED PARTY") shall within twenty (20) Business Days of the onset of Force Majeure notify the other Party setting out in reasonable details the nature of such event of Force Majeure and its effect upon the obligations of the Affected Party, a detailed description, if applicable, of work-around plans, alternative sources or any other means such Party will or proposes to utilize to make up for any such period of delay and to prevent any further delay. Thereupon, the obligations of the Affected Party shall be suspended during, but no longer than the continuance of the event of Force Majeure, and the time for performance of any obligation hereunder shall be extended by the actual time of delay caused by such event; provided, however, that unless an Affected Party shall notify the other Party within the period (except if such period cannot be met because of the event of Force Majeure) and in the manner stated in this
         Section 10.2, such Party shall not be entitled to and shall not claim an extension of time for that event of Force Majeure, and shall not by reason of any delay arising from such event of Force Majeure, be relieved in any way, or to any extent, from its obligations to proceed with, execute and complete its performance of, and compliance with, the terms of this Agreement.

11.      TERM AND TERMINATION

         11.1     TERM

         This Agreement shall have a term (the "TERM") of 5 (five) years from July 30, 1999, unless otherwise mutually agreed, and may thereafter be extended by mutual agreement of the Parties.

         11.2     TERMINATION BY VELOCOM

         Velocom may, at its option, terminate this Agreement by giving written notice to Vesper in any of the following events, namely:

         (a) a material breach by Vesper of any material obligations contained in this Agreement which has not been cured within thirty (30) Business Days after written notice thereof to Vesper specifying the breach and requiring such remedy;

         (b) the insolvency or bankruptcy of Vesper or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for Vesper or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against Vesper under the laws of any jurisdiction;

         (c)      Vesper ceases to conduct its business in the normal course;

         (d) all or substantially all of Vesper's assets are sold, or otherwise disposed of;

         (e)      the License is terminated for any reason; or

         (f) Vesper has made or will make any payments, loans or gifts of any money or anything of value, or has authorized, offered or promised to do any of the foregoing, directly or indirectly to or for the use or benefit of: (i) any official or employee of the Government of Brazil or any department agency or instrumentality thereof; (ii) any political party or official or candidate thereof; or (iii) to any other Person either for an advance or reimbursement knowing or having reason to believe that any part of such payment, loan or gift will be directly or indirectly given or paid by such other Person to an individual mentioned in (i) or (ii).

         11.3     TERMINATION BY VESPER

         Vesper may at its option, terminate this Agreement, by giving written notice to Velocom in any of the following events, namely:

         (a) a material breach by Velocom of any material obligations contained in this Agreement which has not been cured within thirty (30) Business Days after written notice thereof by Vesper specifying the breach and requiring such remedy;

         (b) the insolvency or bankruptcy of Velocom or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for Velocom or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against Velocom under the laws of any jurisdiction;

         (c)      Velocom ceases to conduct its business in the normal course;

         (d) all or substantially all of Velocom's assets are sold, or otherwise disposed of;

         (e)      the License is terminated for any reason;

         (f) Velocom has made or will make any payments, loans or gifts of any money or anything of value, or has authorized, offered or promised to do any of the foregoing, directly or indirectly to or for the use or benefit of: (i) any official or employee of the Government of Brazil or any department agency or instrumentality thereof; (ii) any political party or official or candidate thereof; or (iii) to any other Person either for an advance or reimbursement knowing or having reason to believe that any part of such payment, loan or gift will be directly or indirectly given or paid by such other Person to an individual mentioned in (i) or (ii); or

         (g) Velocom's consistent failure to provide Consultants to Vesper in accordance with the terms and conditions of duly executed RFS Orders due to circumstances and/or events that are within Velocom's control.


         11.4 COSTS INCURRED PRIOR TO TERMINATION

         Notwithstanding any termination of this Agreement, Vesper's obligation to pay the Costs incurred to the date of termination shall survive the termination of this Agreement with respect to Vesper's obligations and responsibilities hereunder incurred prior to the date of termination.

         11.5 TERMINATION WITHOUT PREJUDICE TO OTHER RIGHTS

         The termination of this Agreement regardless of its cause or its nature shall be without prejudice to any other rights or remedies of either Party without liability to the other Party (except as provided in this Agreement) for any Loss occasioned thereby, and each Party shall remain responsible for its obligations existing immediately prior to the termination.

         11.6 NO RELEASE OF LIABILITY

         The termination of this Agreement for any cause shall not release either Party hereto from any liability which at the time of termination has already accrued to the other Party hereto or which thereafter may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

12. ASSIGNMENT

No Party may assign its rights and obligations under this Agreement, in whole or in part, except with the prior consent of the other Party, which consent shall not be unreasonably withheld or delayed.

13. WAIVER

         13.1 FAILURE TO EXERCISE NOT TO OPERATE AS WAIVER

         Except as otherwise expressly provided in this Agreement, no failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by such Party of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

         13.2 WAIVER IN WRITING

         Except as otherwise expressly provided in this Agreement, no waiver of any right hereunder or of any breach or failure to perform shall be effective unless executed in writing.

         13.3 NO DEEMED WAIVER

         The waiver of any right hereunder or of any failure to perform or breach hereof shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or other breach hereof, whether of a similar or dissimilar nature thereto.

14. NOTICES

Any notice or communication which shall be given under this Agreement shall be made in writing in the English language, and given by telecopier, with an original sent by courier, addressed to a Party at its telecopier number and address set forth below, or such other telecopier number and/or address for such Party as shall have been communicated by it to the other Party in accordance with this Section 14. Any notice or other communication shall be deemed to have been received on the date of transmission but only if a confirmation of the receipt by the recipient of the telecopier appears correctly at the end of the sender's telecopy.

         If to VELOCOM:

                 Velocom, Inc.
                 6400 South Fiddlers Green Circle
                 Suite 710
                 Englewood, Colorado
                 USA 80111

                 Telecopier No.: (303) 874-1125
                 Attention: General Counsel

         If to VESPER:

                 VESPER Sao Paulo S.A.
                 Av. das Nacoes Unidas, no. 4,777, l2th floor, Sao Paulo SP 05477-000
                 Brazil

                 Telecopier No.: 55 11 30247504
                 Attention: Chief Executive Officer

15. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Brazil without giving effect to any choice of conflict of law rules.

16. DISPUTE RESOLUTION

         16.1 PROCEDURE

         In the event of a dispute among Velocom and Vesper arising under or in connection with this Agreement, including a dispute over whether there has been a material breach to this Agreement, the following shall apply:

         (a) They shall use their good faith efforts to settle such dispute. To this end, each Party may notify the other Party of its desire to initiate the procedure contemplated by this
                  Section 16, whereupon the Parties shall forthwith convene to attempt to resolve such disputes through amicable and good faith discussions. Disputes which the Parties are unable to resolve through such discussions within thirty (30) days following receipt of the notice referred to in this Section 16.1(a), shall upon the request of either Party, be submitted to a panel consisting of designees from the chief executive officers of Velocom and Vesper. The designees shall consult and negotiate with each other in good faith in an effort to reach a just and equitable solution.

         (b) If the designees do not reach a solution within a period of thirty (30) days following the beginning of their consultations and negotiations, any Party may treat the same as an arbitrable dispute by giving notice to the other Party, in which case the dispute shall be submitted to a final and binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce excluding any such rules relating to the posting of security for costs (the "RULES").

         16.2 ARBITRATION

         (a) The arbitral tribunal shall consist of three (3) arbitrators. One arbitrator shall be appointed by each side and the third shall be selected by the two party-appointed arbitrators or, failing agreement, by the International Chamber of Commerce, in accordance with the Rules.

         (b) The arbitration shall be held in the English language. The proceedings shall be conducted, and any arbitral award shall be made, in the city of New York, New York, in the United States. The Parties agree that the obligations, herein are "commercial" and that the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards is applicable or, if such convention has not then been ratified by Brazil, the Inter-American Convention on International Commercial Arbitration shall also apply. The prevailing Party shall be entitled to recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

         (c) Any decision or award of the arbitral tribunal shall be final and binding upon the Parties. The Parties hereby waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. The arbitral award may be enforced against the Parties or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

         (d) To the extent that each Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

17. ORAL EXPLANATION: AMENDMENTS

No oral explanation or oral information by any of the Parties shall alter the meaning or interpretation of this Agreement. No amendment hereto shall be effective or binding on any of the Parties unless reduced to writing with specific reference to this Agreement, and executed by the respective duly authorized representatives of each of such Parties.

18. NON-SOLICITATION

Vesper agrees not to enter into any employment or consulting agreement or arrangement, directly or indirectly, written or verbal with any Consultant, agent, employee or independent contractor of Velocom or any Velocom Group Company who provides Services directly to Vesper hereunder for a period of twelve (12) months following his or her completion of such Services, unless authorized in advance by Velocom in writing which authorization shall not be unreasonably withheld or delayed.

19. SEVERABILITY

The invalidity or unenforceability of any provision, in whole or in part, of this Agreement shall not in any way affect the validity or enforceability of any other parts or provisions thereof, provided, however, that the Parties hereto shall use their reasonable efforts to achieve the purpose of the invalid or unenforceable provision or part thereof by a new valid and enforceable stipulation.

20. LANGUAGE

The English version of this Agreement is the only authentic version thereof and it shall determine the construction, interpretation, application and performance of this Agreement.

21. RELATIONSHIP OF THE PARTIES

No Party has the power or authority to legally bind the other Party. Nothing herein shall be construed as authorizing any Party to act as an agent or representative of the other Parties and nothing herein shall be taken to constitute or create a partnership, an agency or a joint venture among any of the Parties.

22. RIGHTS AND REMEDIES

All rights and remedies provided for in this Agreement are in addition to, and not exclusive of, any other rights or remedies otherwise available at law or in equity.

23. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same complete and executed agreement.

24. FURTHER ASSURANCES

Each of the Parties hereto shall cooperate with the other and execute and deliver to the other such instruments and documents and take such other actions as may reasonably be requested from time to time in order to carry out, evidence and confirm their respective rights and the intended purpose of this Agreement.

25. CONSENTS

Vesper shall obtain at its own cost all licenses, permits or consents which may be required by Vesper in order for Velocom to be free to provide or make available the Services.

26. EXPENSES

Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

27. THIRD PARTY BENEFICIARIES

It is the intention of the Parties to confer third-party beneficiary rights to the Shareholders pursuant to Section 6.5 and to the Indemnified Persons pursuant to Section 8.2.

IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement on the day and year set forth above.

VELOCOM INC.                            VESPER SAO PAULO S.A.

By: /s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
   -------------------------------         -------------------------------

Name:                                   Name:
Title:                                  Title:
Witness:                                Witness: /s/ [ILLEGIBLE]
        --------------------------              --------------------------

                                   [GRAPHIC]

STATE OF COLORADO   )
                    )
COUNTY OF ARAPAHOE  )



                              NOTARIAL CERTIFICATE


         I, WENDY K. SHANTZ, Notary in and for the State of Colorado, hereby certify that the foregoing TECHNICAL SERVICES AGREEMENT was subscribed and affirmed in my presence by DAVID J. LEONARD in [his] capacity as the PRESIDENT & CEO of VELOCOM INC., and that the said PRESIDENT & CEO is authorized to sign on behalf of VELOCOM INC.

         Dated in Arapahoe County, Colorado this 30th day of MAY, 2000.

         My Commission expires: 11/10/2003



                                                  /s/ WENDY K. SHANTZ
                                                  -----------------------------
                                                  Notary Public

                               STATE OF COLORADO

                                 DEPARTMENT OF
                                     STATE
                                  CERTIFICATE



UNITED STATES OF AMERICA )
STATE OF COLORADO        ) SS.

I, DONETTA DAVIDSON, Secretary of State of the State of Colorado, do hereby certify that

                                 WENDY K SHANTZ,

whose name is subscribed to the certificate of the proof or acknowledgment the annexed instrument and thereon written, was at the time of taking such proof or acknowledgment a NOTARY PUBLIC duly commissioned, sworn and authorized by the laws of the State of Colorado to take the same. And I do further certify that said instrument is executed and acknowledged according to the laws of the State of Colorado, and the signature and official seal of the aforementioned NOTARY PUBLIC thereto affixed, are to the best of my knowledge and belief genuine. The signature of the Notary has been compared with the signature on file in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Colorado, at the city of Denver, this 30th Day of May, A.D., 2000.



                             /s/ DONETTA DAVIDSON
                    ----------------------------------------
                               SECRETARY OF STATE

                                  SCHEDULE "A"

--------------------------------------------------------------------------------

                              REQUEST FOR SERVICES

--------------------------------------------------------------------------------

1. DESCRIPTION OF EXPERTISE REQUIRED AND APPROXIMATE NUMBER OF CONSULTANTS REQUESTED

         -------------------------------------------------------------------

         -------------------------------------------------------------------

         -------------------------------------------------------------------


2.       EXPECTED DURATION

         -------------------------------------------------------------------


3.       DATE OF COMMENCEMENT

         -------------------------------------------------------------------


4.       LOCATION

         -------------------------------------------------------------------


5.       CONTACT PERSON AT VESPER SAO PAULO S.A.

         Name:
              ----------------------------------------------------

         Address:
                 -------------------------------------------------

                 -------------------------------------------------

         Telephone:
                   -----------------------------------------------
         Fax:
             -----------------------------------------------------


         ------------------------------------------
         AUTHORIZED VESPER SAO PAULO S.A. SIGNATORY

         DATE:
              -------------------------------------


--------------------------------------------------------------------------------

                                  Schedule "B"


A. If the Consultant is an employee of Velocom or a Velocom Group Company, the documented costs to be agreed to in an RFS Order shall be:

         -Daily Rate;
         -Per-diem;
         -Lodging expenses;
         -Travel expenses;
         -Any other direct related expenses.

B. If the Consultant is employed by a third party, the documented costs to be agreed to in an RFS Order shall be:

         -Actual consulting fee charged by Consultant to Velocom;
         -Per-diem;
         -Lodging expenses at Vesper designated hotels;
         -Travel expenses reimbursable under Velocom policy; and -Any other direct related expenses.

                                  SCHEDULE "C"
--------------------------------------------------------------------------------

                                   RFS ORDER
                 (PLEASE PREPARE ONE ORDER FOR EACH CONSULTANT)

--------------------------------------------------------------------------------

1.       NAME OF CONSULTANT

         ------------------------------------------------------------------

2.       DAILY RATE AND EXPENSE REIMBURSEMENT POLICY

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

3.       DATE OF COMMENCEMENT OF SERVICES

         ------------------------------------------------------------------

4.       DURATION OF SERVICES

         ------------------------------------------------------------------

5.       LOCATION(S)

         ------------------------------------------------------------------

6.       OTHER TERMS AND CONDITIONS OF RFS ORDER


         ------------------------------------------------------------------


         ----------------------------------------------
         AUTHORIZED VESPER SAO PAULO S.A. SIGNATORY

         DATE:
              -----------------------------------------


         ----------------------------------------------
         AUTHORIZED VELOCOM SIGNATORY
         (ONLY SIGN ONCE VESPER SAO PAULO S.A. HAS SIGNED)

         DATE:
              -----------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE "D"
                               ESTIMATE OF COSTS



                                                                  Number of    Duration  Daily Rate
Departments                   Area of Expertise                   Expatriates  in Days      US$
-----------------------------------------------------------------------------------------------------
                           Financial Analyst                           1         329         700
                           RF Engineer                                 2         276         800
                           Senior Manager                              1         274         800
Development                Legal                                       1         164       1,500
                           Mergers and Acquisition specialist          1         274       1,000
                           Operations Senior Manager                   1         219         900
-----------------------------------------------------------------------------------------------------
                           Strategic Planning                          1         438       1,100
                           Marketing                                   3       1,125       1,100
Datacomm                   Corporate Development                       2         500       1,100
                           Operations Planning                         3         750         800
                           Technology                                  2         500         800
                           Financial Analysis                          1         250         700
-----------------------------------------------------------------------------------------------------
Network Engineering        Fixed Wireless Access                       1          75         800
-----------------------------------------------------------------------------------------------------
Marketing & Sales          Broadband & Data                            1          13       1,000
-----------------------------------------------------------------------------------------------------
                           ERP Implementation                          1          --         900
Info technology            Cust. Care and Billing Implementation       1          30         900
                           Operations                                  1          60         900
                           Outsourcing                                 1         135         900
                           Network Management Center                   1          90         900
                           Overall Systems Implementation              1          15         900
-----------------------------------------------------------------------------------------------------
                           Financial Planning                          1          45         800
                           --------------------------------------------------------------------------
Finance                    Debt Financing                              1          68       1,100
-----------------------------------------------------------------------------------------------------
          TOTAL                                                       29       5,628   5,171,734
-----------------------------------------------------------------------------------------------------


                                                                                    Schedule to Complete (days)
                                                                   -------------------------------------------------------
Departments                   Area of Expertise                       2000        2001        2002        2003        2004
--------------------------------------------------------------------------------------------------------------------------
                           Financial Analyst                           99          66          66          33          33
                           RF Engineer                                 83          55          55          28          28
                           Senior Manager                              82          55          55          27          27
Development                Legal                                       49          33          33          16          16
                           Mergers and Acquisition specialist          82          55          55          27          27
                           Operations Senior Manager                   66          44          44          22          22
--------------------------------------------------------------------------------------------------------------------------
                           Strategic Planning                          88          88          88          88          88
                           Marketing                                  225         225         225         225         225
Datacomm                   Corporate Development                      100         100         100         100         100
                           Operations Planning                        150         150         150         150         150
                           Technology                                 100         100         100         100         100
                           Financial Analysis                          50          50          50          50          50
--------------------------------------------------------------------------------------------------------------------------
Network Engineering        Fixed Wireless Access                       15          15          15          15          15
--------------------------------------------------------------------------------------------------------------------------
Marketing & Sales          Broadband & Data                            13          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
                           ERP Implementation                          --          --          --          --          --
Info technology            Cust. Care and Billing Implementation       30          --          --          --          --
                           Operations                                  30          30          --          --          --
                           Outsourcing                                 45          45          45          --          --
                           Network Management Center                   30          30          30          --          --
                           Overall Systems Implementation              15          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
                           Financial Planning                          15          15          15          --          --
                           -----------------------------------------------------------------------------------------------
Finance                    Debt Financing                              23          15          30          --          --
--------------------------------------------------------------------------------------------------------------------------
          TOTAL                                                     1,388       1,170       1,155         881         881
--------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE "E"
                          PRIOR COSTS TO MARCH 31, 2000



VESPER S.P.
BILLING SUMMARY THROUGH MARCH 31, 2000

     Details:
             Invoice 0009 for month of May 1999                  45,887.50
             Invoice 00010 for month of June 1999                 3,791.32
             Invoice 00011 for month of July 1999                64,058.47
             Invoice 00012 for month of August 1999              12,925.01
             Invoice 00013 for month of September 1999           11,441.43
             Invoice 00015 for month of October 1999              5,867.33
             Invoice 00019 for month of November 1999             7,851.36
             Invoice 00020 for month of December 1999            25,345.81
             Invoice 00030 for month of Jan 2000*                18,961.83
             Invoice 00030 for month of Feb 2000*                 7,641.22
             Invoice 00034 for month of March 2000*              52,207.48
                                                                ----------
     Total due to VeloCom Inc.                                  255,978.76
                                                                ==========


*Invoices with support will be submitted within 30 days